UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2020

INFINITE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21816	52-1490422
(State or other jurisdictionof incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

175 Sully’s Trail, Suite 202
 Pittsford, New York 14534

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (585) 385-0610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On November 17, 2020, Infinite Group, Inc. (“IGI” or the “Company”) approved a Modification to a Promissory Note originally dated December 31, 2003 (“NWHH Note”) with Northwest Hampton Holdings, LLC (“Lender”). The NWHH Note was approved by the Board of Directors (the “Board”). The information required by this item is stated in Item 2.03 and Item 3.02, which are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an
                  Off-Balance Sheet Arrangement of Registrant

On November 17, 2020, the Company entered into a Modification to a Promissory Note agreement originally dated December 31, 2003 (“Modification”) with the Lender. The Modification extends the due date of the NWHH Note to January 1, 2022 In consideration pursuant to the Modification, IGI issued the Lender an option to purchase 250,000 shares of its common stock at an exercise price of $.12, all of which were vested immediately.

The foregoing summary of the Modification are qualified in its entirety by reference to the Modification which are attached as Exhibit 10.1 hereto.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On November 17, 2020, in connection with the Modification, the Company issued the Lender an option to purchase a total of 250,000 common shares of the Company’s common stock at an exercise price of $.12 per share. The option vested immediately and shall expire on November 16, 2025.

The foregoing summary of the Stock Option Agreement is qualified in its entirety by reference to the Stock Option Agreement which is attached as Exhibit 10.2 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.
Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Modification Agreement between the Company and Northwest Hampton Holdings, LLC dated November 17, 2020
10.2	Stock Option Agreement between the Company and Northwest Hampton Holdings, LLC dated November 17, 2020

* * * * * *

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 23, 2020		INFINITE GROUP, INC.
	By:	/s/ Andrew Hoyen Andrew Hoyen President and Chief Operating Officer